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                                                                   EXHIBIT 10(1)

                          UNIVERSAL FOODS CORPORATION

                           MANAGEMENT INCENTIVE PLAN
                         FOR ELECTED CORPORATE OFFICERS


I.       THE PLAN

         The name of this Plan is the Universal Foods Corporation Management Incentive Plan for Elected Corporate Officers. The purpose of this Plan is to promote the interests of the shareholders and to provide incentive to those elected officers who can contribute most to the profitability of the Company. It is separate and distinct from other Company incentive plans currently in effect.


II.      DEFINITIONS

         In this Plan, the terms used will have the following definitions:

         A. "Board of Directors" means the Board of Directors of Universal Foods Corporation.

         B. "Bonus Award" means an award, either paid currently or paid on a deferred basis, as the result of the operation of this Plan.

         C. "Bonus Provision" means monies available for distribution as Bonus Awards as the result of the operation of this Plan.

         D.      "Committee"  means the committee provided for in Section III.

         E.      "Company" means Universal Foods Corporation.

         F. "Employee" means any employee regularly employed by Universal Foods Corporation or any of its subsidiaries and paid on a salary basis.

         G. "Fiscal Year Salary" means base pay earned during the period October 1 through September 30 each Company operating year exclusive of any incentive or supplemental payments by the Company.

         H. "Independent Auditors" means with respect to any fiscal year, the independent public accounts appointed by the Board of Directors to certify to the Board of Directors the financial statements of the Company.
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         I.      "Operating Income After Taxes" is defined as net earnings, as shown in the Company's Statement of Consolidated Earnings as certified by the Company's Independent Auditors, plus the after-tax costs of interest on long-term and short-term debt and the Bonus Awards for that fiscal year. This amount shall be further adjusted for extraordinary items of income or expense if, in the opinion of the Committee, it is appropriate to do so.

         J. "Plan" means this Management Incentive Plan for Major Corporate Executives.

         K. "Subsidiary" means with respect to any year, any corporation in which Universal Foods Corporation owns a stock interest of more than 50%, and the financial results of whose operations are consolidated with those of the Company in the financial statements included in the annual report to shareholders for that year.


III.     COMMITTEE

         A. The Board of Directors shall appoint a Compensation and Development Committee composed of three non- management members of the Company's Board of Directors. This Committee shall be known as the "Committee" and shall have full power and authority to interpret and administer the Plan in accordance with the Regulations. No member of the Committee shall be eligible to participate in the Plan while a member of the Committee.

         B. The Board of Directors may, from time to time, remove members from the Committee or add members thereto; and vacancies on the Committee, however caused, shall be filled by action of the Board of Directors. The Committee shall select one of its members as Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made at a meeting of the Committee duly called and held. The members of the Committee may receive such compensation for their services as the Board of Directors may determine.


IV       PLAN ADMINISTRATION

         The Committee shall have the power to adopt eligibility and other rules not inconsistent with the provisions of the Plan (hereinafter referred to as the
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         "Regulations" and attached hereto as "Exhibit A") for the
         administration thereof and to alter, amend, or revoke any Regulations so adopted.


V.       PLAN PARTICIPATION

         Participation in the Plan shall be in accordance with the Regulations.

         A. At the beginning of each fiscal year, the Chairman and Chief Executive Officer shall submit to the Committee a written list of recommended participants in the Plan for that year.

         B. Not all officers and major executives need to be selected as participants, and selection as a participant one year does not automatically ensure selection in future years.

         C. At the end of each fiscal year, the Chairman and Chief Executive Officer shall submit to the Committee a written list of recommendations as to the amount of Bonus Award each participant in the Plan should receive for that fiscal year.

         D. The Committee's selection of the Employees to whom a Bonus Award shall be made and its determination of the amount and method of payment of each such Bonus Award shall be final.

         E. This Plan is not a part of the Company's regular compensation plan nor is it part of the Employee's regular compensation.


VI.      BONUS AWARD

         The performance measurement upon which the Bonus Award is based is determined in accordance with the Regulations for each fiscal year.


VII.     CHANGE OF CONTROL OF COMPANY

         In the event of a change of control of the Company in accordance with an Employee's Severance or Employment Agreement and the Employee's subsequent termination of employment without cause by the successor entity, the "Change of Control Benefits" under the Employee's Severance or Employment Agreement in respect to this Plan shall be received as a severance payment by the Employee.
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VIII.    SUCCESSORS AND ASSIGNS

         If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Plan as of the date of such event to the person which is either the acquiring or successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Plan upon the Company.

         In case of such assignment by the Company and of such assumption and agreement by the Company and of such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).


IX       PLAN AMENDMENTS

         The Board of Directors may suspend or discontinue the Plan at anytime.
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                          UNIVERSAL FOODS CORPORATION

                           MANAGEMENT INCENTIVE PLAN
                         FOR ELECTED CORPORATE OFFICERS
                                REGULATIONS F-98


These Regulations apply to the Elected Corporate Officers Management Incentive Plan for the fiscal year October 1, 1997 through September 30, 1998.

             i. Participants will be notified of their selection and be provided with a copy of the Plan with specific provisions related to their level of participation.

             ii. An Employee may be selected as a participant after the beginning of a fiscal year and, if eligible, may receive, at the discretion of the Committee, a Bonus Award prorated to reflect duration of Plan participation.

             iii. A participant may receive a Bonus Award based on prorated participation in more than one plan, if eligible to do so, under provisions of the plan(s).

             iv. The Bonus Award granted to individual participants shall be based upon achievement of defined EPS objectives and, in certain cases, division sales operating profit as defined by the Management Incentive Plan for Division Management, copy attached if applicable.

             v. The following schedule shows the maximum Bonus Award, as a percent of Fiscal Year Salary, that may be granted to various levels of participants under the Plan:
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
-----------------------------------------------------------------------------------------------------------------
                                                                                        Division
                           Title/Level                                  EPS               SOP               Total
-----------------------------------------------------------------------------------------------------------------
 Chairman & Chief Executive Officer                                    85.0%             00.0%               85%
-----------------------------------------------------------------------------------------------------------------
 Group Vice President
 Vice President & Chief Financial Officer
 Vice President Administration                                         65.0%             0.00%               65%
-----------------------------------------------------------------------------------------------------------------
 Divisional Presidents                                                 18.0%             42.0%               60%
-----------------------------------------------------------------------------------------------------------------
 Corporate Staff Officers                                              45.0%             0.00%               45%
-----------------------------------------------------------------------------------------------------------------


           vi. The bonus award amount may, at the sole discretion of the Chairman and Chief Executive Officer, be adjusted up or down by five to twenty percent (5% to 20%) to recognize individual performance.

           vii. The Bonus Award shall not be paid to participants who resigned or were discharged for cause prior to their receiving the Bonus Award unless the Committee decides otherwise.

           viii. If an Employee ceases to be a Plan participant during the fiscal year as a result of death, disability, or retirement under the Company's ESOP, the Employee or his/her estate may, at the discretion of the Committee, receive a pro-rata Bonus Award based upon the number of months spent as a participant.

         In such cases, the Committee may, at its discretion, increase the Bonus Award up to, but not in excess of, the amount that would have been earned for a full year of participation.
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                          UNIVERSAL FOODS CORPORATION

                           MANAGEMENT INCENTIVE PLAN
                         FOR ELECTED CORPORATE OFFICERS
                           PERFORMANCE MEASURES F-98



                 NAME                                          TITLE
                 ----                                          -----



                       MAXIMUM BONUS AWARD AS PERCENTAGE
                             OF FISCAL YEAR SALARY


                        ------------------------------

--------------------------------------------------------------------------------------------------------
                                                        DIVISION
                  EPS                                     SOP                                    TOTAL
--------------------------------------------------------------------------------------------------------
                 45.0%                                   0.00%                                   45.0%
--------------------------------------------------------------------------------------------------------

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         GUIDELINES

         Upon the determination of the amount of the Bonus Provision for the fiscal year, an amount may be awarded by the Committee as a Bonus Award to selected Plan participants according to the following guidelines:

                 1.       Formula Award

                          The F-98 objective is to attain a Corporate Earnings Per Share for the fiscal year of $_______ (Target).


---------------------------------------------------------------------------------------
                  EARNINGS PER SHARE (EPS)                            PERCENTAGE OF
                                                                      FORMULA AWARD
---------------------------------------------------------------------------------------
                                                                            5%
---------------------------------------------------------------------------------------
                                                                           10%
---------------------------------------------------------------------------------------
                                                                           15%
---------------------------------------------------------------------------------------
                                                                           20%
---------------------------------------------------------------------------------------
                                                                           25%
---------------------------------------------------------------------------------------
                                                                           30%
---------------------------------------------------------------------------------------
                                                                           35%
---------------------------------------------------------------------------------------
                                                                           40%
---------------------------------------------------------------------------------------
                                                                           45%
---------------------------------------------------------------------------------------
                                                                           50%
---------------------------------------------------------------------------------------
                                                                           55%
---------------------------------------------------------------------------------------
                                                                           60%
---------------------------------------------------------------------------------------
                                                                           65%
---------------------------------------------------------------------------------------
                                                                           72%
---------------------------------------------------------------------------------------
                                                                           79%
---------------------------------------------------------------------------------------
                                                                           86%
---------------------------------------------------------------------------------------
                                                                           93%
---------------------------------------------------------------------------------------
                                                                           100%
---------------------------------------------------------------------------------------

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EXHIBIT B - PERFORMANCE MEASURES
ELECTED CORPORATE OFFICERS


                 2.       Special Adjustments

                          Upon the recommendation of the Chairman and Chief Executive Officer, the Committee may approve special adjustments to Earnings Per Share necessary to give consideration to unbudgeted and/or unplanned situations which developed after finalization of the operating budget. Such adjustments will be submitted for consideration only if required to correct major inequities.